Exhibit 4.1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


            This AMENDMENT NO. 2, dated as of May 15, 1999 (this "Amendment"), to the Rights Agreement, dated as of December 8, 1995 (the "Rights Agreement"), is between Case Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as Rights Agent (the "Rights Agent").

                                    Recitals

      The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

      Fiat S.p.A., a company organized under the laws of Italy ("Fiat"), New Holland N.V., a company organized under the laws of the Netherlands, Fiat Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Fiat ("Merger Sub"), and the Company contemplate entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things Merger Sub will merge with and into the Company (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement.

      Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement.

      The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

      All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

      Accordingly, the parties agree as follows:

1. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

            "Fiat" shall mean Fiat S.p.A., a company organized under the laws of Italy




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            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of May 15, 1990, by and among Fiat, New Holland, Merger Sub and the Company, as it may be amended from time to time.

            "Merger" shall have the meaning set forth in the Merger Agreement.

            "Merger Sub" shall mean Fiat Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Fiat.

            "New Holland" shall mean New Holland N.V., a company organized under the laws of the Netherlands.


2. Amendment of the definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, none of Fiat, New Holland or Merger Sub shall be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement."


3. Amendment of the definition of "Distribution Date". The definition of "Distribution Date" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement, (ii) the consummation of the Merger, or (iii) the consummation of the other transactions contemplated in the Merger Agreement."


4. Amendment of the definition of "Triggering Event". The definition of "Triggering Event" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, none of the following shall be deemed to constitute a Triggering Event (i) the execution of the Merger Agreement, (ii) the consummation of the Merger, or (iii) the consummation of the other transactions contemplated in the Merger Agreement."


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5. Amendment of Expiration Date of Rights. Section 7(a) of the Rights
Agreement is amended and restated to read in its entirety as follows:

            "Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to each surrendered Right for the total number of Preferred Shares (or other securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on December 29, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged by the Company as provided in Section 24 hereof, or (iv) consummation of the Merger."


6. Amendment of Section 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the consummation of the Merger, (ii) the execution of the Merger Agreement and (iii) the consummation of any of the other transactions contemplated in the Merger Agreement shall be deemed to be events of the type described in the first sentence of this Section 13, and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."


7. Amendment of Section 29. Section 29 of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the execution of the Merger Agreement or by virtue of any of the transactions contemplated by the Merger Agreement."


8. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance

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with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions to the maximum extent permitted by law.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                                  CASE CORPORATION

/s/ Kevin J. Hallagan                    /s/ Richard S. Brennan
-----------------------------            -----------------------------
Name: Kevin J. Hallagan                  Name: Richard S. Brennan
Title: Associate General Counsel         Title:General Counsel and Secretary
       and Assistant Secretary



Attest:                                  FIRST CHICAGO TRUST COMPANY
                                         OF NEW YORK

/s/ Mary E. Garcia                       /s/ Joanne Gorostiola
-----------------------------            -----------------------------
Name: Mary E. Garcia                     Name:Joanne Gorostiola
Title: Customer Service Officer          Title: Assistant Vice President



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